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                                                                    EXHIBIT 99.1

                               SUPERIOR INDUSTRIES
                         ANNOUNCES FIRST QUARTER RESULTS

                         Revenue Hits New All-Time High
                   Unit Shipments Set New First Quarter Record
              Net Income Declines As Anticipated to $0.51 Per Share

         VAN NUYS, CALIFORNIA -- April 16, 2004 -- SUPERIOR INDUSTRIES INTERNATIONAL, INC. (NYSE:SUP) today announced operating results for the first quarter of 2004, highlighted by record revenue and unit wheel shipments. Net income declined as anticipated in the company's press release on February 6, 2004, the result of the intense global competitive environment and operating issues at several of the company's recently expanded manufacturing facilities where focused improvement programs have been implemented.

FIRST QUARTER RESULTS

         For the three months ended March 31, 2004, revenue increased 10.7% to $234,191,000, an all-time high, compared to $211,492,000 for the same period last year. Unit wheel shipments increased 10.2% to a new first quarter record. Net income decreased to $13,667,000, or $0.51 per diluted share, compared to $22,266,000, or $0.83 per diluted share, for the first quarter of 2003.

         Operating results for the first quarter of 2004 were impacted by additional developmental expenses related to new program opportunities and included a loss from Superior's aluminum suspension components business of approximately $2,943,000 compared to $2,500,000 in 2003. The company's share of profits from its joint venture aluminum wheel manufacturing operation in Hungary for this year's first quarter was $2,172,000 compared to $1,948,000 a year ago, primarily due to the favorable exchange rate.

         At March 31, 2004, Superior had working capital of $303,560,000, including cash and cash equivalents of $142,663,000, and no debt. The company repurchased 103,600 shares of stock in the open market during the quarter.

OPERATIONS REVIEW

         President and Chief Operating Officer Steve Borick said, "While profitability in the first quarter continued to be affected by the difficult global pricing environment and unusual expenses and inefficiencies at several of our recently expanded plants, the growth in revenue and unit wheel shipments gives us confidence in the future. Also encouraging is that following a great year for new contract wins in 2003, the flow of new business remained robust in the first quarter of 2004, including initial shipments of cast

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aluminum wheels for Nissan's new Titan full size truck and Pathfinder Armada
SUV. Additional large contracts are in the pipeline with a diversified list of OEM customers.

         "We made progress during the first quarter toward resolving the operating issues that have affected Superior's recent performance. Longer term, pricing pressure remains our most formidable challenge. We are responding aggressively with programs to increase efficiency and productivity through automation, employee training, and the implementation of best practices throughout our organization. Achieving all of the gains we anticipate from these programs will take time, but we are committed to meeting the design, quality, delivery and price requirements our customers have come to expect from the industry leader while at the same time delivering value to our shareholders."

CONFERENCE CALL

         Superior will host a conference call beginning at 10:00 AM PT (1:00 PM
ET) today that will be broadcast on the company's website, www.supind.com. Investors, analysts, stockholders, news media and the general public are invited to listen to the webcast. The webcast replay will be available at this same internet address shortly after the conclusion of the conference call.

         In addition to reviewing the company's first quarter results, during the conference call the company also plans to discuss the outlook for 2004, as well as other financial and operating matters. Additionally, the answers to questions posed to management during the call might disclose additional material information.

ABOUT SUPERIOR INDUSTRIES

         Superior supplies aluminum wheels and other aluminum automotive components to Ford, General Motors, DaimlerChrysler, Audi, BMW, Isuzu, Jaguar, Land Rover, Mazda, MG Rover, Mitsubishi, Nissan, Subaru, Toyota, and Volkswagen. For additional information, visit www.supind.com.

FORWARD-LOOKING STATEMENTS

         This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                                (tables attached)

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                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
             Consolidated Condensed Statements of Income (Unaudited)
                (Dollars in Thousands, Except Per Share Amounts)

                                                     Three Months Ended
                                                           March 31
                                                 ----------------------------
                                                    2004             2003
                                                 ------------    ------------
Net Sales                                        $    234,191    $    211,492
Costs and Expenses
   Cost of Sales                                      209,620         174,084
   Selling and Administrative Expenses                  5,882           5,785
                                                 ------------    ------------

Income From Operations                                 18,689          31,623

   Equity in Earnings of Joint Ventures                 2,183           1,934
   Interest Income, net                                   591             912
   Miscellaneous Expense, net                            (598)           (213)
                                                 ------------    ------------

Income Before Income Taxes                             20,865          34,256
   Income Taxes                                         7,198          11,990
                                                 ------------    ------------

Net Income                                       $     13,667    $     22,266
                                                 ============    ============

Earnings Per Share:
   Basic                                         $       0.51    $       0.84
   Diluted                                       $       0.51    $       0.83
                                                 ------------    ------------
Weighted Average and
Equivalent Shares Outstanding:
   Basic                                           26,704,000      26,597,000
   Diluted                                         26,978,000      26,958,000
                                                 ============    ============

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                Consolidated Condensed Balance Sheets (Unaudited)
                             (Dollars in Thousands)

                                             As of March 31
                                            2004       2003
                                          --------   --------
Current Assets                            $410,956   $386,654
Property, Plant and Equipment, net         266,846    250,376
Investments and Other Assets                56,397     44,274
                                          --------   --------
                                          $734,199   $681,304
                                          ========   ========
Current Liabilities                       $107,396   $114,361
Long-Term Liabilities                       28,046     18,987
Shareholders' Equity                       598,757    547,956
                                          --------   --------
                                          $734,199   $681,304
                                          ========   ========